                                                                    Exhibit 10.1

                                U.S. $400,000,000

                                CREDIT AGREEMENT

                            Dated as of July 10, 2002

                                      among

                              BECKMAN COULTER, INC.

                                   as Borrower

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                               CITICORP USA, INC.

                          as Sole Administrative Agent

                              BANK OF AMERICA, N.A.

                            As Sole Syndication Agent

                                       and

                            SALOMON SMITH BARNEY INC.

                                       and

                         BANC OF AMERICA SECURITIES, LLC

                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.........................................................      1
SECTION 1.02. Computation of Time Periods...................................................     12
SECTION 1.03. Accounting Terms..............................................................     12

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances..................................................................     13
SECTION 2.02. Making the Advances...........................................................     13
SECTION 2.03. Fees..........................................................................     14
SECTION 2.04. Termination or Reduction of the Commitments...................................     14
SECTION 2.05. Repayment.....................................................................     14
SECTION 2.06. Interest......................................................................     14
SECTION 2.07. Interest Rate Determination...................................................     15
SECTION 2.08. Optional Conversion of Advances...............................................     16
SECTION 2.09. Optional Prepayments..........................................................     16
SECTION 2.10. Increased Costs...............................................................     16
SECTION 2.11. Illegality....................................................................     17
SECTION 2.12. Payments and Computations.....................................................     17
SECTION 2.13. Taxes.........................................................................     18
SECTION 2.14. Sharing of Payments, Etc......................................................     20
SECTION 2.15. Use of Proceeds...............................................................     20
SECTION 2.16. Increase in the Aggregate Commitments.........................................     20
SECTION 2.17. Extension of Termination Date.................................................     21
SECTION 2.18. Replacement of Lenders........................................................     23

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01.........................     23
SECTION 3.02. Conditions Precedent to Each Borrowing........................................     25
SECTION 3.03. Determinations Under Section 3.01.............................................     25

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower................................     25

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

SECTION 5.01. Affirmative Covenants.........................................................     27

                                                                                               PAGE
                                                                                               ----
SECTION 5.02. Negative Covenants............................................................     29
SECTION 5.03. Financial Covenants...........................................................     31

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default.............................................................     31

                                   ARTICLE VII

                                    THE AGENT

SECTION 7.01. Authorization and Action......................................................     33
SECTION 7.02. Agent's Reliance, Etc.........................................................     33
SECTION 7.03. and Affiliates................................................................     34
SECTION 7.04. Lender Credit Decision........................................................     34
SECTION 7.05. Indemnification...............................................................     34
SECTION 7.06. Successor Agent...............................................................     34

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc...............................................................     35
SECTION 8.02. Notices, Etc..................................................................     35
SECTION 8.03. No Waiver; Remedies...........................................................     35
SECTION 8.04. Costs and Expenses............................................................     36
SECTION 8.05. Right of Set-off..............................................................     37
SECTION 8.06. Binding Effect................................................................     37
SECTION 8.07. Assignments and Participations................................................     37
SECTION 8.08. Confidentiality...............................................................     38
SECTION 8.09. Governing Law.................................................................     39
SECTION 8.10. Execution in Counterparts.....................................................     39
SECTION 8.11. Jurisdiction, Etc.............................................................     40
SECTION 8.12. Waiver of Jury Trial..........................................................     40

Schedules

Schedule 1 - List of Applicable Lending Offices

Schedule 5.02(a)(iii) - Existing Liens

Exhibits

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D-1 - Form of Opinion of Vice President and General Counsel of the
              Borrower

Exhibit D-2 - Form of Opinion of Latham & Watkins, Counsel for the Borrower

Exhibit E -- Form of Opinion of Borrower's Counsel (Commitment Increase)

                                CREDIT AGREEMENT

                            Dated as of July 10, 2002

               BECKMAN COULTER, INC., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITICORP USA, INC. ("CUSA"), a Delaware corporation, as sole administrative agent (the "Agent") for the Lenders (as hereinafter defined), BANK OF AMERICA, N.A., as sole syndication agent and a Lender, and SALOMON SMITH BARNEY INC. and BANC OF AMERICA SECURITIES, LLC, as joint arrangers and joint lead bookrunners (each an "Arranger" and together the "Arrangers"), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

               SECTION 1.01. Certain Defined Terms.

               As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Advance" means an advance by a Lender to the Borrower pursuant to Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

               "Affected Lender" has the meaning specified in Section 2.18.

               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

               "Agent's Account" means the account of the Agent maintained by the Agent at Citibank with its office at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 36852248, Attention: Kimberly Eidam-Melendez.

               "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

               "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating of S&P and Moody's in effect on such date as set forth below:


  Public Debt Rating          Applicable
     S&P/Moody's                Margin
  ------------------          ----------
Level 1
   At least A- or A3
   and not less than
   BBB+ or Baa1                  0.45%

Level 2
   Less than Level 1,
   but at least BBB+
   or Baa1 and not
   less than BBB or
   Baa2                          0.50%

Level 3
   Less than Level 2,
   but at least BBB
   or Baa2 and not
   less than BBB- or
   Baa3                          0.65%

Level 4
   Less than Level 3,
   but at least BBB-
   or Baa3 and not
   less than BB+ or
   Ba1                           0.80%

Level 5
   Less than Level 4,
   but at least BB+
   or Ba1 and not
   less than BB or Ba2           1.00%

Level 6
   Less than Level 5             1.25%


               "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating of S&P and Moody's in effect on such date as set forth below:


    Public Debt Rating         Applicable
       S&P/Moody's             Percentage
    ------------------         ----------
Level 1
   At least A- or A3 and
   not less than BBB+ or            0.10%
   Baa1

Level 2
   Less than Level 1,
   but at least BBB+ or
   Baa1 and not less
   than BBB or Baa2                0.125%

Level 3
   Less than Level 2,
   but at least BBB or
   Baa2 and not less
   than BBB- or Baa3                0.15%

Level 4
   Less than Level 3,
   but at least BBB- or
   Baa3 and not less               0.225%
   than BB+ or Ba1

Level 5
   Less than Level 4,
   but at least BB+ or             0.375%
   Ba1 and not less than
   BB or Ba2

Level 6
   Less than Level 5                0.50%


               "Applicable Utilization Fee" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating of S&P and Moody's in effect on such date as set forth below:

    Public Debt Rating          Applicable
        S&P/Moody's           Utilization Fee
    ------------------        ---------------
Level 1
   At least A- or A3 and
   not less than BBB+ or           0.125%
   Baa1

Level 2
   Less than Level 1,
   but at least BBB+ or
   Baa1 and not less
   than BBB or Baa2                0.125%

Level 3
   Less than Level 2,
   but at least BBB or
   Baa2 and not less
   than BBB- or Baa3               0.125%

Level 4
   Less than Level 3,
   but at least BBB- or
   Baa3 and not less               0.125%
   than BB+ or Ba1

Level 5
   Less than Level 4,
   but at least BB+ or
   Ba1 and not less than           0.125%
   BB or Ba2

Level 6
   Less than Level 5                0.25%


               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

               "Assuming Lender" has the meaning specified in Section 2.16(d).

               "Assumption Agreement" has the meaning specified in Section 2.16(d)(ii).

               "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                       (a) the rate of interest announced publicly by Citibank
               in New York, New York, from time to time, as Citibank's base rate;

                       (b) the sum (adjusted to the nearest 1/4 of 1% or, if
               there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of
               (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing
               (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
               Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus
               (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                       (c) 1/2 of one percent per annum above the Federal Funds
               Rate.

               "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

               "Borrowing" means a borrowing consisting of Advances of the same Type made on the same day by the Lenders.

               "Business Day" means a day of the year (other than a Saturday or Sunday) on which banks are not required or authorized by law to close in New York, New York and Los Angeles, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

               "Citibank" means Citibank, N.A., a national banking association organized and existing under the laws of the United States of America.

               "Commitment" means, as to any Lender, (a) if such Lender is an Initial Lender, the amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), in each case as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.16.

               "Confidential Information" means information about the Borrower and its Subsidiaries and their existing and proposed operations, business plans, affairs, products and financial condition not generally disclosed to, or known by, the public that the Borrower furnishes to the Agent or any Lender pursuant to this Agreement.

               "Consenting Lender" has the meaning specified in Section 2.17(b).

               "Commitment Date" has the meaning specified in Section 2.16(b).

               "Commitment Increase" has the meaning specified in Section
        2.16(a).

               "Compliance Certificate" has the meaning specified in Section 5.01(i)(i).

               "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

               "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

               "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables that are payable on customary terms and incurred in the ordinary course of such Person's business, and (ii) deferred compensation to any employee or director of the Borrower or any of its Subsidiaries), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, "Guaranteed Debt") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that clauses (f) and
        (g) shall not include up to $50,000,000 (in the aggregate) of Debt of Persons other than the Borrower and its Subsidiaries outstanding at any time if and to the extent that (i) such Debt evidences a lease or purchase of goods or services by such Person from the Borrower or any Subsidiary of the Borrower, (ii) such Debt would not otherwise constitute Debt but for the fact that the Borrower or any Subsidiary of the Borrower (or any property of the Borrower or any Subsidiary of the Borrower) is subject to recourse liability for the payment or purchase of all or a portion thereof in connection with the sale of such Debt and
        (iii) such recourse liability does not exceed 15% of the sale price thereof.

               "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

               "Default Interest" has the meaning specified in Section 2.06(b).

               "Defaulting Lender" means, at any time, any Lender that, at such time, (a) has failed to make any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time, or (b) has failed to pay any amount required to be paid by such Lender to the Agent or any other Lender hereunder at or prior to such time, including, without limitation, any amount required to be paid by such Lender to (i) the Agent pursuant to Section 2.02(d) to reimburse the Agent for the amount of any Advance made by the Agent for the account of such Lender, (ii) any other Lender pursuant to Section 2.14 to purchase any participation in Advances owing to such other Lender, and (iii) the Agent pursuant to Section 7.05 to reimburse the Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Agent as provided therein, or (c) shall take any action or be the subject of any action or proceeding described in Section 6.01(e).

               "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

               "EBITDA" means, for any period, net income (or net loss) for such period plus the sum of (a) Interest Expense for such period, (b) income and franchise tax expense for such period, (c) depreciation expense for such period, (d) amortization expense for such period, and (e) extraordinary charges and special, one-time charges for such period but only to the extent not in excess of 20% of EBITDA for such period calculated without giving effect to this clause (e), in each case determined in accordance with GAAP.

               "Effective Date" has the meaning specified in Section 3.01.

               "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, and (iii) any other financial institution having a combined capital and surplus of at least $250,000,000 or other accredited investor (as defined in Regulation D under the Securities Act), in each case, approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.06, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

               "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement by, to or against the Borrower or any Subsidiary of the Borrower or with respect to the business or properties of the Borrower or any Subsidiary of the Borrower relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

               "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, in each case as applicable to the Borrower or any Subsidiary of the Borrower or with respect to the business or properties of the Borrower or any Subsidiary of the Borrower.

               "Environmental Permit" means any permit, approval, identification number, license or other authorization required to be obtained by the Borrower or any Subsidiary of the Borrower or required in respect of any business or properties of the Borrower or any Subsidiary of the Borrower under any Environmental Law.

               "Equipment for Resale" means any instrument systems and related accessories and components manufactured or assembled by or on behalf of the Borrower or any of its Subsidiaries that are owned by the Borrower or such Subsidiary and held for placement or placed (pursuant to leases, bailment arrangements or rental agreements) in facilities of the Borrower's or such Subsidiary's customers (including distributors, commission representatives, agents and their customers).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

               "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
        (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

               "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

               "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the interest rate per annum obtained by dividing (a) the offered rate in the London interbank market for deposits in United States dollars for a term comparable to such Interest Period, as shown on the Bridge/Telerate page 3750 as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period, provided that (i) if more than one offered rate as described above appears on such Bridge/Telerate page, the rate computed pursuant to this clause (a) shall be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, (ii) if the Agent ceases generally to use such Bridge/Telerate page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service selected by the Agent shall be used by the Agent in lieu of such Bridge/Telerate page, and (iii) if no such offered rates as described above appear on such Bridge/Telerate page (or such comparable reporting service), the rate computed pursuant to this clause (a) shall be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance (or, in the case of Citibank, CUSA's Eurodollar Rate Advance) comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. In the case of clause (a)(iii) above, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

               "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

               "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

               "Events of Default" has the meaning specified in Section 6.01.

               "Extension Date" has the meaning specified in Section 2.17(b).

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Fitch" means Fitch, Inc.

               "Funded Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (f) all Funded Debt of others referred to in clauses (a) through (e) above or clause (g) below and other payment obligations (collectively, "Guaranteed Funded Debt") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Funded Debt or to advance or supply funds for the payment or purchase of such Guaranteed Funded Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Funded Debt or to assure the holder of such Guaranteed Funded Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (g) all Funded Debt referred to in clauses (a) through (f) above (including Guaranteed Funded Debt) secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Funded Debt; provided, however, that clauses (f) and (g) shall not include up to $50,000,000 (in the aggregate) of Funded Debt of Persons other than the Borrower and its Subsidiaries outstanding at any time if and to the extent that (i) such Funded Debt evidences a lease or purchase of goods or services by such Person from the Borrower or any Subsidiary of the Borrower, (ii) such Funded Debt would not otherwise constitute Funded Debt but for the fact that the Borrower or any Subsidiary of the Borrower (or any property of the Borrower or any Subsidiary of the Borrower) is subject to recourse liability for the payment or purchase of all or a portion thereof in connection with the sale of such Funded Debt and (iii) such recourse liability does not exceed 15% of the sale price thereof.

               "GAAP" means generally accepted accounting principles (consistent with those applied in the preparation of any financial statements referred to in Section 4.01(e) hereof) in the United States of America as in effect on the date of this Agreement, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession.

               "Granting Lender" has the meaning specified in Section 8.07(h).

               "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency or commodity future or option contracts and other similar agreements.

               "Increase Date" has the meaning specified in Section 2.16(a).

               "Increasing Lender" has the meaning specified in Section 2.16(b).

               "Information Memorandum" means the information memorandum dated [May] 2002 used by the Agent and the Arrangers in connection with the syndication of the Commitments.

               "Interest Expense" means, for any period, the sum of (i) interest expense, including, without limitation and without duplication, (a) amortization of debt discount, (b) amortization of fees (including, without limitation, fees payable in respect of Hedge Agreements) payable in connection with the incurrence of Debt to the extent included in interest expense, and (c) the portion of any liabilities incurred in connection with capitalized leases allocable to interest expense, in each case of the Borrower and its Subsidiaries on a Consolidated basis, determined in accordance with GAAP for such period, and (ii) any dividends paid or accrued in respect of any preferred stock of the Borrower during such period.

               "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, if available by all Lenders, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                       (i) the Borrower may not select any Interest Period that
               ends after the Termination Date;

                       (ii) Interest Periods commencing on the same date for
               Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                       (iii) whenever the last day of any Interest Period would
               otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                       (iv) whenever the first day of any Interest Period occurs
               on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

               "Inventory" shall have the meaning ascribed to such term under GAAP.

               "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.16 or 2.17 and each Person that shall become a party hereto pursuant to Section 8.06.

               "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

               "Material Adverse Change" means any material adverse change (or any event or condition which, solely with the passage of time, has a substantial likelihood of causing or resulting in a Material Adverse

        Change) in the business, financial condition, operations, performance or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole.

               "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole,
        (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a multiemployer plan, as defined in
        Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

               "1997 Credit Agreement" means the credit agreement dated as of October 31, 1997 among the Borrower, as borrower, the banks, financial institutions and other institutional lenders listed on the signature pages thereof as initial lenders, Citibank, N.A., as initial issuing bank, Citicorp USA, Inc., as agent for the lender parties, and Citicorp Securities, Inc., as arranger, as amended.

               "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

               "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

               "Notice of Borrowing" has the meaning specified in Section 2.02.

               "Other Taxes" has the meaning specified in Section 2.13.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

               "Permitted Liens" means: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', landlords', bailees', carriers', warehousemen's, workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or, if so overdue, are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) pledges or deposits in the ordinary course of business to secure non-delinquent obligations incurred in the ordinary course of business (other than for borrowed money) or non-delinquent obligations under workers' compensation or unemployment laws or similar legislation or to secure the performance of public regulatory obligations which are not delinquent, bid, surety and appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money), deposits with utility companies or insurance carriers in the ordinary course of business, and bankers' liens or rights of setoff with respect to bank accounts; (d) Uniform Commercial Code financing statements (or similar statements under foreign laws) filed for precautionary purposes in connection with any true lease of property which is not prohibited under this Agreement and under which the Borrower or any of its Subsidiaries is lessee, provided that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and Uniform Commercial Code financing statements filed in connection with any Liens otherwise permitted under this Agreement, provided that any such financing statements do not cover any property other than the property subject to such Liens and the proceeds thereof; (e) easements, rights of way and other non-monetary encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (f) any Liens arising as a result of a sale or discount in the ordinary course of business by the Borrower or any Subsidiary of the Borrower of customer leases or other receivables for cash in a amount not less than the fair market value thereof (after taking into account customary reserves for losses, yield protection, fees and similar matters), provided that such Liens shall cover only the assets sold or the equipment subject to such leases and the proceeds thereof.

               "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

               "Plan" means a Single Employer Plan or a Multiple Employer Plan.

               "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing,
        (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to Level 6 of the relevant definition; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of Applicable Margin, Applicable Percentage or Applicable Utilization Fee, as the case may be; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be. Anything contained herein to the contrary notwithstanding, for purposes of determining the Applicable Margin, the Applicable Percentage or the Applicable Utilization Fee at any time, (i) if either S&P or Moody's shall no longer be in the business of issuing public debt ratings, the comparable ratings of Fitch shall be substituted for the ratings of S&P or Moody's, as the case may be, and
        (ii) if neither S&P nor Moody's shall be in the business of issuing such ratings, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be determined in accordance with clause
        (b) above.

               "Reference Banks" means Citibank, Bank of America, N.A. and Bank One, N.A.

               "Register" has the meaning specified in Section 8.06(c).

               "Required Lenders" means, at any time, Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

               "Responsible Officer" means the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary, the Corporate Controller or the Treasurer of the Borrower.

               "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

               "Significant Subsidiary" means each Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which accounts for more than 3% of (i) the Consolidated gross revenues of the Borrower and its Subsidiaries, (ii) Consolidated EBITDA, or (iii) the Consolidated assets of the Borrower and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter of the Borrower with respect to which, pursuant to clauses (i) or (ii) of
        Section 5.02(i), financial statements have been, or are required to have been, delivered by the Borrower.

               "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property constitutes an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "SPC" has the meaning specified in Section 8.07(h).

               "Specified Officer" means any Responsible Officer, the General Counsel of the Borrower, and any other executive officer identified as such in the Borrower's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

               "Taxes" has the meaning specified in Section 2.13.

               "Termination Date" means the earlier of (a) July 10, 2005, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to
        Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

               "Type" shall have the meaning ascribed to such term in the definition of the term "Advance".

               "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

               SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. In the event any "Accounting Change" (as defined below) shall occur and such changes affect the calculation of any financial covenant set forth in Section 5.03 of this Agreement, then the

Borrower and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries shall be the same after such Accounting Change as if such Accounting Change had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrower and Required Lenders, (A) such financial covenants, shall be calculated as if such Accounting Change had not been made, and (B) the Borrower shall include with each compliance certificate and the financial statements required to be delivered hereunder, a reconciliation that shows the differences between the financial statements delivered (which reflect such Accounting Change) and the basis for calculating financial covenant compliance (without reflecting such Accounting Change). "Accounting Change" means a change in accounting principles required by GAAP and implemented by the Borrower.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

               SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

               SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or on the same Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by facsimile transmission or electronic mail message. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed promptly in writing, or facsimile transmission or electronic mail message, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

        (a) Anything in Section 2.02 (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than seven separate Borrowings.

        (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

        (c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

        (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

               SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate average daily amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September, 2002, and on the Termination Date.

        (a) Fees of the Agent and the Arrangers. The Borrower shall pay to the Agent and each of the Arrangers for their respective accounts such fees as may from time to time be agreed between the Borrower and the Agent and the Arrangers.

               SECTION 2.04. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

               SECTION 2.05. Repayment. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

               SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus, at any time that the aggregate principal amount of Advances outstanding exceeds 50% of the aggregate amount of the Commitments, the Applicable Utilization Fee in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) at any time that the aggregate principal amount of Advances outstanding exceeds 50% of the aggregate amount of the Commitments, the Applicable Utilization Fee in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

        (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above, at a rate per annum equal at all times to 2.00% above the interest rate required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.00% above the interest rate required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

               SECTION 2.07. Interest Rate Determination. (a) In the event that the Eurodollar Rate is to be determined in accordance with clause (a)(iii) of the definition thereof, each Reference Bank shall, upon request by the Agent, furnish to the Agent timely information for the purpose of determining such Eurodollar Rate. In such case, if any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks (so long as at least two Reference Banks shall so furnish such information). The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or
(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

        (a) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        (b) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

        (c) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

        (d) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

        (e) If fewer than two Reference Banks shall timely furnish information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances (in the event that clause (a)(iii) of the definition of Eurodollar Rate shall apply):

               (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

               (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

               SECTION 2.08. Conversion of Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

               SECTION 2.09. Optional Prepayments. The Borrower may, upon same day notice not later than 10:00 a.m., New York City time, with respect to Base Rate Advances or at least three Business Days' notice with respect to Eurodollar Rate Advances to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(c).

               SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, within five days after written demand by such Lender together with a calculation of the amount demanded in reasonable detail (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that the Borrower shall not be liable under this Section 2.10(a) for the payment of any such amounts incurred or accrued more than 90 days prior to the date on which notice of the event or occurrence giving rise to the obligation to make such payment is given to the Borrower hereunder; provided, further, that if the event or occurrence giving rise to such obligation is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof; provided, further, that (1) if the Borrower objects in good faith to any payment demanded under this Section 2.10(a) on or before the date such payment is due, then the Borrower and the Lender demanding such payment shall enter into discussions to review the amount due, and the Borrower's obligation to pay such amount to such Lender shall be deferred for 30 days after the original demand for payment, and
(2) if the Borrower and such Lender do not otherwise reach agreement on the amount due during such 30-day period, the Borrower shall pay to such Lender at the end of such 30-day period the amount certified by such Lender to be due. Subject to the last proviso in the preceding sentence, a certificate as to such amounts submitted to the Borrower and the Agent by any Lender shall be conclusive and binding for all purposes, absent manifest error. If any Lender shall request any payment from the Borrower under this Section 2.10(a) in respect of any increased costs, such Lender agrees, upon request by the Borrower, to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would avoid or reduce any such increased costs and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance after the date hereof with any guideline or request issued or made after the date hereof by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's commitment to lend hereunder and other commitments of such type, then, within five days after written demand by such Lender together with a calculation of the amount demanded in reasonable detail (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder; provided, however, that the Borrower shall not be liable under this Section 2.10(b) for the payment of any such amounts incurred or accrued more than 90 days prior to the date on which notice of the event or occurrence giving rise to the obligation to make such payment is given to the Borrower hereunder; provided, further, that if the event or occurrence giving rise to such obligation is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof; provided further that (i) if the Borrower objects in good faith to any payment demanded under this Section 2.10(b) on or before the date such payment is due, then the Borrower and the Lender demanding such payment shall enter into discussions to review the amount due, and the Borrower's obligation to pay such amount to such Lender shall be deferred for 30 days after the original demand for payment, and
(ii) if the Borrower and such Lender do not otherwise reach agreement on the amount due during such 30-day period, the Borrower shall pay to such Lender at the end of such 30-day period the amount certified by such Lender to be due. Subject to the last proviso in the preceding sentence, a certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

               (c) Any determination under this Section 2.10 in respect of CUSA shall be made as though Citibank were a party to this Agreement in place of CUSA.

               SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation, after the date hereof, makes it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender asserts after the date hereof that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (a) each Eurodollar Rate Advance will automatically, upon the later of such demand and the date required by applicable law, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               SECTION 2.12. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.16 or an extension of the Termination Date pursuant to Section 2.17, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

        (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

        (c) All computations of interest based on the Base Rate and of utilization fee (to the extent such utilization fee relates to Base Rate Advances) shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees or utilization fees (to the extent such utilization fee relates to Eurodollar Advances or shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

        (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

        (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

               SECTION 2.13. Taxes. (a) Except as provided in Section 2.13(f), any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed in lieu thereof, by the jurisdiction under the laws of which such Lender or the Agent is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed in lieu thereof, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) except as provided in Section 2.13(f), the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay when due any present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performance under or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

        (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender or the Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. These indemnification payments shall be made within 30 days from the date on which such Lender or the Agent makes written demand therefor, accompanied by a calculation in reasonable detail of the amount demanded and evidence of the Taxes, Other Taxes or taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13 imposed or paid by the Agent or any Lender.

        (d) Within 30 days after the date of any payment of Taxes, by the Borrower pursuant to this Section 2.13, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, evidence reasonably satisfactory to the Agent of such payment.

        (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the date of the Assignment and Acceptance or Assumption Agreement pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. In addition to the forms described in the immediately preceding sentence, each Lender organized under the laws of a jurisdiction outside the United States shall, upon the request of the Borrower or the Agent in writing, (i) provide each of the Agent and the Borrower with two further copies of such forms or other appropriate certification of such forms on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower, and (ii) obtain such extensions of the time for the filing and renew such forms and certifications thereof as may be reasonably requested by the Borrower or the Agent. If the form (or forms) provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance or Assumption Agreement pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection
(a) of this Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. For purposes of this subsection (e), the term "United States" shall have the meaning specified in Section 7701 of the Internal Revenue Code.

        (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) or failed to seek an extension of the time for filing such successor form as required in writing to do so by the Agent or the Borrower in accordance with Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that, should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender's expense) as the Lender shall reasonably request to assist the Lender to recover such Taxes.

        (g) In the event that an additional payment is made under Section 2.13(a) or (c) for the account of any Lender or Agent, such Lender or Agent, as applicable, shall determine whether it has received or been granted a Tax Benefit (as defined hereinafter), and if such Lender or Agent, as applicable, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by or for it in respect of or calculated with reference to such payment or the deduction or withholding giving rise to such payment (a "Tax Benefit"), such Lender or Agent shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment pay to the Borrower such amount as such Lender shall, in its sole discretion, have determined to be attributable to such Tax Benefit and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such payment, deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

        (h) If the Borrower is required to pay any amount to any Lender or the Agent pursuant to subsection (a), (b), or (c) of this Section 2.13, then such Lender or the Agent shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate (or, if elimination is not reasonably possible, to minimize) any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender or the Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Agent.

        (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and each Lender and Agent contained in this Section 2.13 shall survive the repayment of the Advances and the other obligations hereunder or under the Notes and the termination of the Commitments hereunder.

               SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

               SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower.

               SECTION 2.16. Increase in the Aggregate Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount of $50,000,000 or an integral multiple of $1,000,000 in excess thereof (each a "Commitment Increase"), effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $600,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 shall be satisfied, and (iii) on the Commitment Date (as defined below) and after giving effect to the Commitment Increase, the Borrower's Public Debt Ratings shall be at least BBB by S&P or Baa2 by Moody's.

        (b) The Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date, and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date").

Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in proportion to the amounts offered by such Lenders or as otherwise agreed among each such Lender, the Borrower and the Agent.

               (c) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

               (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.16(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.17(c) being referred to herein as an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be increased by the applicable amount determined in accordance with Section 2.16(b) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

               (i) certified copies of resolutions of the Board of Directors of the Borrower approving the Commitment Increase and the corresponding modifications to this Agreement;

               (ii) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit E hereto;

               (iii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "Assumption Agreement"), duly executed by such Assuming Lender, the Agent and the Borrower; and

               (iv) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.16(d), and subject to the conditions specified in Section 2.16(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by facsimile transmission or electronic mail message, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

               SECTION 2.17. Extension of Termination Date. (a) At least 45 days but not more than 60 days prior to any anniversary of the Effective Date, the Borrower, by written notice to the Agent, may request an extension of the then scheduled Termination Date for a period of one year. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not more than 30 or less than 20 days prior to such anniversary date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to the applicable anniversary date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

               (b) If all the Lenders consent in writing to any such request in accordance with Section 2.17(a), the Termination Date in effect at such time shall, effective as at such Termination Date (the "Extension Date"), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance Section 2.17(a), the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to Section 2.17(d), be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with Section 2.17(c) on or prior to the applicable Extension Date, the Commitment of Lender shall automatically terminate in whole on such unextended Termination Date (and, for the avoidance of doubt, all outstanding principal of, and accrued interest on, indebtedness due such Lender under this Agreement, together with all fees and other amount payable hereunder, shall be paid in full to the Agent for the benefit of such Non-Consenting Lender on such unextended Termination Date) without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Lender's rights under Sections 2.10, 2.13 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

               (c) If less than all of the Lenders consent to any such request pursuant to Section 2.17(a), the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in proportion to the amounts offered by such Lenders or as otherwise agreed among each such Lender, the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $1,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided, further that:

               (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus
        (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

               (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

               (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.06(a) for such assignment shall have been paid;

provided, further that such Non-Consenting Lender's rights under Sections 2.10,
2.13 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-

Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

               (d) If (after giving effect to any assignments or assumptions pursuant to Section 2.17(c)) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise), not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction of the applicable conditions in Article III, the Termination Date then in effect shall be extended for the additional one-year period as described in Section 2.17(a), and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

               SECTION 2.18. Replacement of Lenders. If any Lender (a) requests the payment of additional amounts under Sections 2.10 or 2.13, (b) is unable to make Eurodollar Rate Advances in accordance with Section 2.11, (c) is a Defaulting Lender, or (d) refuses to consent to a proposed amendment, waiver or other modification which requires the consent of all Lenders and has been approved by Required Lenders (any such Lender, an "Affected Lender"), then Borrower may, at its option replace such Lender with an Eligible Assignee (which may be another Lender or an Affiliate of a Lender) which executes and delivers to the Affected Lender an Assignment and Acceptance with respect to the Commitments of the Affected Lender, and in such case the Affected Lender shall execute and deliver to such replacement lender an Assignment and Acceptance and, in consideration of the purchase, at par, without premium or penalty, of the Note of such Affected Lender and the assumption of its obligations hereunder, assign to the replacement lender its Commitments and outstanding Advances hereunder. In the event of an assignment under this Section, the processing fee referred to in Section 8.06 hereof shall be paid by the Borrower, provided, that no such fee shall be paid if the assignment is to an existing Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

               SECTION 3.01. Conditions Precedent to Effectiveness of Section
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

               (a) There shall have occurred no Material Adverse Change since December 31, 2001.

               (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that
        (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

               (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

               (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

               (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

               (f) The Borrower shall have paid all accrued fees and expenses of the Agent, the Arrangers and the Lenders (including the accrued fees and expenses of counsel to the Agent).

               (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                       (i) The representations and warranties contained in
               Section 4.01 are correct on and as of the Effective Date, and

                       (ii) No event has occurred and is continuing that
               constitutes a Default.

               (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each
        Lender:

                       (i) Duly executed counterparts of this Agreement and
               Notes payable to the order of each of the Lenders, respectively.

                       (ii) Certified copies of the resolutions of the Board of
               Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                       (iii) A certificate of the Secretary or an Assistant
               Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                       (iv) Copies of the Consolidated balance sheet of the
               Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower.

                       (v) A favorable opinion of each of (A) the Vice President
               and General Counsel to the Borrower, and (B) Latham & Watkins, counsel for the Borrower, in substantially the forms of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

                       (vi) A favorable opinion of Shearman & Sterling, counsel
               for the Agent, in form and substance satisfactory to the Agent.

                       (vii) Such other information, certificates and documents
               as the Agent may reasonably request on behalf of itself or any Lender.

                       (i) The Borrower shall have terminated in whole the
               respective commitments of the lenders under the 1997 Credit Agreement and all outstanding principal of, and accrued interest on, the indebtedness outstanding thereunder, together with all fees and other amounts payable thereunder, shall have been paid in full or will be paid in full upon disbursement of the initial Advances hereunder.

               SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase pursuant to Section
2.16 and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred, and on the date of such Borrowing, or on the applicable Increase Date or Extension Date, as the case may be, (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase or request for Commitment Extension, and the acceptance by the Borrower of the proceeds of such Borrowing, or such increase or extension, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, or on such Increase Date or Extension Date, as the case may be, such statements are true):

               (i) the representations and warranties contained in Section 4.01 are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, or on and as of such Increase Date or Extension Date, as the case may be, as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as though made on and as of such earlier date); and

               (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, or from such Commitment Increase or Extension Date, as the case may be, that constitutes a Default;

(b) in the case of a Commitment Increase, the Agent shall have received from the Borrower, in exchange for surrendered Notes, new Notes payable to the order of each Lender in the amount of its respective Commitment, and (c) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

               SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

               (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding on the Borrower or any property of the Borrower or (iii) conflict with or result in a breach of any contractual restriction binding on or affecting the Borrower, except, in the case of (ii) or (iii) above, to the extent that such contravention could not reasonably be expected to have a Material Adverse Effect.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

               (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

               (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated unaudited balance sheet of the Borrower and its Subsidiaries as at March 31, 2002, and the related Consolidated unaudited statements of income and cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present in all material respects, subject, in the case of said balance sheet as at March 31, 2002, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2001, there has been no Material Adverse Change.

               (f) There is no pending or, to the knowledge of any Specified Officer, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, against the Borrower or any of its Subsidiaries or affecting the properties of the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

               (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System ("Regulation U")), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (h) Neither the Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

               (i) Neither the Information Memorandum, as supplemented by the Borrower to the Lenders (or to the Agent for distribution to the Lenders) in writing prior to the date hereof, nor any other information, exhibit or report furnished by the Borrower or any of its Subsidiaries in writing to the Agent or any Lender in connection with the negotiation of this Agreement or pursuant to the terms of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading in the light of the circumstances under which the Information Memorandum or such other information, exhibit or report was delivered.

               (j) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, including ERISA and Environmental Laws, the violation of which is reasonably likely to have a Material Adverse Effect.

               (k) The Borrower and the Borrower and its Subsidiaries taken as a whole are and, after the receipt and application of each of the Advances in accordance with the terms of this Agreement, will be Solvent.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

               SECTION 5.01. Affirmative Covenants

               So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

               (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Regulation U, ERISA and Environmental Laws, if failure to so comply could reasonably be expected to have a Material Adverse Effect.

               (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim
        (A) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (B) if the failure to pay or discharge any such tax, assessment, charge or claim could not reasonably be expected to have a Material Adverse Effect.

               (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

               (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, (i) its corporate existence and (ii) its rights (charter and statutory), permits, licenses, approvals, privileges and franchises in each jurisdiction where necessary or where failure to do so could reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation, liquidation, dissolution or winding up permitted under Section 5.02(b) and provided, further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the officers authorized by the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

               (e) Visitation Rights. At any reasonable time during normal business hours and from time to time, on reasonable prior notice to the Borrower, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and, in the company of a Responsible Officer or his designee, with their independent certified public accountants; provided, however, that when a Default exists, the Agent or any Lender (or any of their respective representatives or independent contractors), may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

               (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

               (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are useful or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that this Section 5.01(h) shall not apply to transactions between or among the Borrower and its Subsidiaries in the ordinary course of the Borrower's or such Subsidiary's business to the extent not otherwise prohibited under this Agreement.

               (i) Reporting Requirements. Furnish to the Lenders:

                       (i) as soon as available and in any event within 50 days
               after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer as having been prepared in accordance with generally accepted accounting principles, together with a certificate of a Responsible Officer as to compliance with the terms of this Agreement and setting forth, in a form reasonably satisfactory to the Agent, the calculations necessary to demonstrate compliance with Section 5.03 (a "Compliance Certificate"), provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                       (ii) as soon as available and in any event within 95 days
               after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of KPMG LLP or other independent public accountants acceptable to the Required Lenders (without qualification as to going concern or scope of audit), together with a Compliance Certificate, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
               Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                       (iii) as soon as available and in any event no later than
               45 days after the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year then ended and on an annual basis for each fiscal year thereafter until the Termination Date;

                       (iv) as soon as possible and in any event within two
               Business Days after any Responsible Officer obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the


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
               date of such statement, a statement of a Responsible Officer setting forth details of such Default or other event and the action that the Borrower has taken and proposes to take with respect thereto;

                       (v) promptly after the sending or filing thereof, copies
               of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                       (vi) promptly after, and in any event within two Business
               Days after a Specified Officer obtains knowledge of, the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in
               Section 4.01(f);

                       (vii) not later than 15 days prior to the consummation by
               the Borrower or any Subsidiary of the Borrower of any purchase or other acquisition or any sale, transfer or other disposition of any assets (including, without limitation, shares of capital stock or other equity interests in any other Person), whether by direct acquisition or transfer, by merger or other corporate transaction or otherwise, and whether in a single transaction or series of related transactions, in any such case having a value in excess of $200,000,000, notice of such transaction or series of transactions; and

                       (viii) such other information respecting the Borrower or
               any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

               SECTION 5.02. Negative Covenants

               So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

               (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income (except by a Subsidiary in favor of the Borrower or any of its Subsidiaries), other than:

                       (i) Permitted Liens,

                       (ii) purchase money Liens (including capital leases) upon
               or in any real or personal property (tangible or intangible) acquired or held by the Borrower or any Subsidiary to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of such property, or Liens existing on such property at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired, constructed or improved and the proceeds thereof and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced and the proceeds thereof, provided, further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed 100% of the fair market value of property so acquired at the time of acquisition.

                       (iii) the Liens existing on the Effective Date and
               described on Schedule 5.02(a) hereto,

                       (iv) Liens on property of a Person existing at the time
               such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the


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
               Borrower or on assets acquired by the Borrower or any Subsidiary of the Borrower existing at the time that such assets are acquired; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and proceeds thereof,

                       (v) possessory rights of customers of the Borrower and
               its Subsidiaries in Equipment for Resale arising under leases, bailment arrangements and rental agreements entered into in the ordinary course of business of the Borrower or such Subsidiary,

                       (vi) Liens upon specific items of Inventory and the
               proceeds thereof securing the obligations of the Borrower or any of its Subsidiaries in respect of bankers' acceptances issued or created for the account of the Borrower or such Subsidiary to facilitate the purchase, shipment or storage of such Inventory,

                       (vii) Liens arising in connection with trade letters of
               credit issued to secure the purchase of Inventory in the ordinary course of business of the Borrower and its Subsidiaries, provided that such Liens shall cover only the documents in respect of which such letters of credit were issued, the goods covered thereby and the insurance proceeds of such goods,

                       (viii) Liens arising out of judgments or awards (other
               than any judgment described in Section 6.01(f) or (g) hereof and constituting an Event of Default thereunder) in respect of which, within 30 days after the imposition thereof, the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided it shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award,

                       (ix) security and other deposits made by the Borrower or
               any Subsidiary of the Borrower under the terms of any lease or sublease of property entered into by the Borrower or any such Subsidiary in the ordinary course of business,

                       (x) voluntary Liens in favor of the PBGC arising in
               connection with any insufficiency resulting from the actions of, and with respect to any Plan of the Borrower or any ERISA Affiliate, securing Obligations not exceeding $50,000,000,

                       (xi) other Liens securing Debt in an aggregate principal
               amount not to exceed $50,000,000 at any time outstanding,

                       (xii) Sales or discounts in the ordinary course of
               business by the Borrower or any Subsidiary of the Borrower of customer leases or other receivables for cash in an amount not less than the fair market value thereof (after taking into account customary reserves for losses, yield protection, fees and similar matters), and

                       (xiii) the replacement, extension or renewal of any Lien
               permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount by more than the sum of accrued and unpaid interest and normal and customary costs, fees and expenses payable in connection therewith or change in any direct or contingent obligor) of the Debt secured thereby.

               (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower, (iii) the Borrower may merge with any other Person so long as the Borrower is the surviving corporation, and (iv) any Subsidiary of the Borrower may merge into or dispose of its assets to any other Person so long as such merger or disposition does not involve all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole; provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Any voluntary liquidation, dissolution or winding up of any Subsidiary of the Borrower shall be deemed to be a merger for purposes of this subsection.

               (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any significant change in accounting policies or reporting practices, except as required by generally accepted accounting principles or any applicable law, rule or regulation, except that any Subsidiary may change its fiscal year to that of the Borrower.

               (d) Change in Nature of Business. Permit the material business activities, taken as a whole, of the Borrower and its Subsidiaries to be altered in any substantial and material way.

               (e) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions except to hedge the exposure of the Borrower or its Subsidiaries to the underlying commodity, interest rate or foreign currency.

               (f) Subsidiary Debt. Permit its Subsidiaries to incur Debt to a Person other than the Borrower or any of its Subsidiaries in excess of $250 million, in the aggregate, at any time outstanding.

               SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

               (a) Leverage Ratio. Maintain, at the end of each fiscal quarter of the Borrower, a ratio of Consolidated Funded Debt as of such date to Consolidated EBITDA for the four fiscal quarters ending on such date of not greater than 3.25:1.00.

               (b) Interest Coverage Ratio. Maintain, at the end of each fiscal quarter of the Borrower, a ratio of Consolidated EBITDA to Interest Expense of not less than 3.5:1.0 for the four fiscal quarters ending on such date.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

               SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

               (b) Any representation or warranty made or deemed made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i),
        5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of (i) knowledge thereof by any Specified


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
        Officer and (ii) the date on which written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

               (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (except for any secured debt that becomes due by reason of the sale or other disposition of the asset securing such debt provided such debt is repaid at the time of such sale or disposition); or

               (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (except for any such liquidation or winding up of any Subsidiary of the Borrower permitted under this Agreement), or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

               (f) Judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) to the extent that and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not declined the claim made for payment of, the amount of such judgment or order; or

               (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the


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
        Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

               (i) The Borrower or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

               (j) The Borrower asserts, or a final non-appealable determination is rendered by a court of competent jurisdiction to the effect, that this Agreement or any of the Notes is invalid or unenforceable.

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                    THE AGENT

               SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

               SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in
Section 2.16 or 2.17, as the case may be, or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower;

(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission or electronic mail message) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 7.03. CUSA and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Borrower or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

               SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

               SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

               SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, provided that the appointment of any such successor Agent shall be subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent,


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
               the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

               SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) except as otherwise provided herein, increase the Commitments of the Lenders or any Lender's percentage thereof, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) except as otherwise provided herein, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided, further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

               SECTION 8.02. Notices, Etc. (a) All notices, requests, demands, and other communications relating this Agreement which any party is required or desires to give to the other shall be in writing, shall be sent by United States mail, commercial delivery service, facsimile transmission, or electronic mail and shall be addressed to the party to receive the notice as specified in this Section. Any party may change its address for notices by sending a Notice pursuant to this Section 8.02.

               (b) Notices to be sent to the Borrower via United States mail, delivery service or facsimile transmission shall be addressed to the Borrower at its address at P.O. Box 3100, 4300 N. Harbor Blvd., Fullerton, CA 92834-3100,
Attention: Treasurer (Facsimile no.: (714) 773-6840), with a copy to the same address, Attention: General Counsel (Facsimile no.: (714) 773-7936). Notices to be delivered to any Initial Lender shall be addressed to the Initial Lender at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Kimberly Eidam-Melendez (Facsimile no.: (302) 894-6120), with a copy to 1 Samsome Street, 27th Floor, San Francisco, California 94104, Attention: Doris Mendoza (Facsimile no.: (415) 433-0307)]. Each party shall designate an address for the delivery of electronic mail messages at the written request of any other party.

               (c) Notices sent by United States Mail shall be sent by first class mail, registered or certified, postage prepaid, and properly addressed and shall be deemed to have been given on the date actually received or the fifth day after mailing, whichever is earlier. Notices sent by commercial delivery service shall be sent using a service that provides traceability of packages and shall be deemed given on the date actually received or on the third business day after the date they are picked up by the delivery service. Notices given by facsimile transmission shall be deemed given on the next business day after the date transmitted, provided a confirming signed original is mailed to the party to whom the notice is addressed on the date it is transmitted. Electronic mail messages shall be deemed given to the addressee of such message only upon receipt of a reply electronic mail message confirming receipt; provided, however, that an automated "out of office" or similar reply message shall not be deemed to confirm receipt.

               SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent and the Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent and the Arrangers with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 8.04(a).

        (b) The Borrower agrees to indemnify and hold harmless the Agent, each Arranger and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all liabilities, obligations, claims, damages, losses, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such liability, obligation, claim, damage, loss, penalty, action, judgment, suit, cost, disbursement or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, in each case regardless of whether the event giving rise to such liability shall have occurred prior to, on or after the date hereof. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Notwithstanding any other provisions to the contrary herein, no obligation to indemnify and hold harmless any Indemnified Party under this Section arises from a failure by such Indemnified Party to comply with any laws, regulations, rules or orders that may apply to its business, or a failure by such Indemnified Party to possess the capacity to participate in the transactions contemplated by this Agreement or to take all actions necessary to authorize its participation in such transactions. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

        (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, within seven days following demand by such Lender accompanied by a calculation in reasonable detail of the amount demanded (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

        (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

               SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

               SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

               SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

        (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

        (c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

        (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

        (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

        (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

        (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle sponsored, administered or managed by the Granting Lender (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) no SPC shall, solely by reason of any such grant or any Advance made by such SPC thereunder, be deemed to be a Lender hereunder, and (iii) the Granting Lender shall not be relieved of any of its obligations under this Agreement by reason of any such grant and, if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof with respect to any claim arising out of, or relating to, this Agreement or any Note or the performance or non-performance of any obligation thereunder. In addition, notwithstanding anything to the contrary contained in this Section 8.07(h), any SPC may (A) with notice to, but without (except as provided below) the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or, with the consent of the Borrower and the Agent, to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (B) disclose on a confidential basis (subject to the same terms as set forth in Section 8.08 with respect to the disclosure of any Confidential Information to assignees and participants) any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. For the avoidance of doubt, notwithstanding anything in this Section 8.07(h) to the contrary, no SPC nor any institution providing liquidity and/or credit support to, or for the account of, such SPC shall be entitled to the benefits of a Lender under this Agreement, including, but not limited to, the benefits under Sections 2.10 or
2.13 or any indemnification provisions, and the Granting Lender shall for all purposes, including any consent, approval or waiver hereunder, continue to be the Lender entitled to all the rights and benefits of a Lender under this Agreement, and bound by the obligations of a Lender hereunder, provided that in any case any such SPC (or any assignee thereof) shall be entitled to receive payments due in respect of any Advance made by such SPC hereunder. The Granting Lender hereby agrees to indemnify and hold harmless the Borrower from any additional cost or expense incurred by the Borrower in connection with the transactions contemplated by this Section 8.07(h) with respect to any grant made by such Granting Lender to any SPC . This section may not be amended without the written consent of the SPC.

               SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process; provided that unless specifically prohibited by applicable law or court order each Lender and the Agent shall use reasonable efforts to endeavor to notify the Borrower of any request of any governmental authority (other than any such request in connection with an examination of the financial condition or operation of such Lender or the Agent) for disclosure of any confidential information prior to disclosure thereof and
(c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking. Before the Agent or any Lender discloses any Confidential Information to any actual or prospective assignees and participants, the Agent or Lender wishing to disclose the Confidential Information shall obtain the written agreement of the proposed recipient to keep the information confidential. Each such written agreement shall state that it is for the benefit of and may be enforced by Borrower and a copy of the written agreement signed by the proposed recipient shall be sent to Borrower.

               SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

               SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

        (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BECKMAN COULTER, INC.,
                                        as Borrower

                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     CITICORP USA, INC.,
                                        as Administrative Agent

                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     BANK OF AMERICA, N.A.,
                                        as Syndication Agent

                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     SALOMON SMITH BARNEY INC.,
                                        as Arranger

                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     BANC OF AMERICA SECURITIES, LLC,
                                        as Arranger

                                     By
                                       --------------------------------
                                        Name:
                                        Title:

                                     Initial Lenders

Commitment

                                     CITICORP USA, INC.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     BANK OF AMERICA, N.A.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     BANK ONE, N.A.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     FLEET NATIONAL BANK


                                     By
                                       --------------------------------
                                        Name:
                                        Title:

                                     MELLON BANK, N.A.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     ABN AMRO BANK NV


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     COOPERATIEVE CENTRALE
                                     RAIFFEISEN-BOERENLEENBANK
                                     B.A., "RABOBANK NEDERLAND",
                                     NEW YORK BRANCH

                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     THE BANK OF NOVA SCOTIA


                                     By
                                       --------------------------------
                                        Name:
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     UNION BANK OF CALIFORNIA, N.A.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                     WELLS FARGO BANK, N.A.


                                     By
                                       --------------------------------
                                        Name:
                                        Title:


                                    Total of the Commitments

                                                                       EXHIBIT A

                                     FORM OF
                                 PROMISSORY NOTE

U.S.$                                              Dated:                 , 20
     ---------------                                       ---------------    --

               FOR VALUE RECEIVED, the undersigned, BECKMAN COULTER, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of July 10, 2002 among the Borrower, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

               The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at 2 Penns Way, Suite 200, New Castle, Delaware 19720, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                   BECKMAN COULTER, INC.



                                                   By
                                                      --------------------------
                                                      Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                AMOUNT OF
                                             PRINCIPAL PAID OR    UNPAID PRINCIPAL
        DATE            AMOUNT OF ADVANCE         PREPAID              BALANCE         NOTATION MADE BY
---------------------- -------------------- -------------------- -------------------- -------------------



                                                                       EXHIBIT B

                                     FORM OF
                               NOTICE OF BORROWING

Citicorp USA, Inc., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way, Suite 200
New Castle, DE 19720

Attention:  ____________________

                                                                  [Date]

Ladies and Gentlemen:

               The undersigned, Beckman Coulter, Inc., refers to the Credit Agreement, dated as of July 10, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is
        _______________, 20__.

               (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Borrowing is $_______________.

               (iv) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

               (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case as though made on and as of such earlier date); and

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                                   Very truly yours,

                                                   BECKMAN COULTER, INC.



                                                   By
                                                      --------------------------
                                                      Title:

                                                                       EXHIBIT C

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

               Reference is made to the Credit Agreement dated as of July 10, 2002 (as amended or modified from time to time, the "Credit Agreement") among Beckman Coulter, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

               The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

               1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
        Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

               2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

               3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

               4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

               5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

               8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

               IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                             _____%
Assignee's Commitment:                                $_______________
Aggregate outstanding principal amount of Advances    $_______________
assigned:
Principal amount of Note payable to Assignee:         $_______________
Principal amount of Note payable to Assignor:         $_______________
Effective Date(1):  _______________, 20__


                                      [NAME OF ASSIGNOR], as Assignor

                                      By
                                         --------------------------------
                                         Title:

                                      Dated:  _______________, 20__

                                      [NAME OF ASSIGNEE], as Assignee

                                      By
                                         --------------------------------
                                         Title:

                                      Domestic Lending Office:
                                             [Address]

                                      Eurodollar Lending Office:
                                             [Address]

Accepted [and Approved](2) this
           day of                , 20
----------        ---------------    --

                         , as Agent
-------------------------

By
    --------------------------------
    Title:

[Approved this            day of                , 20
               ----------        ---------------    --



--------

(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

[NAME OF BORROWER]

By                                ](1)
  --------------------------------
    Title:



--------

(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".


                                       2